July 10, 2006

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities and Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[X]     Soliciting Material Pursuant to Section 240.14a-12

                              KeySpan Corporation
                              -------------------
                (Name of Registrant as Specified in Its Charter)

                                     (N/A)
                                     -----
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
     N/A______________________________________________________________

(2)  Aggregate number of securities to which transaction applies:
     N/A______________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     N/A______________________________________________________________

(4)  Proposed maximum aggregate value of transaction:
     N/A______________________________________________________________

(5)  Total fee paid:
     N/A______________________________________________________________

[ ]       Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing registration statement number, or the Form or Schedule and date of its filing.

(1)  Amount Previously Paid:
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(2)  Form, Schedule or Registration Statement No.:
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(3)  Filing Party:
     N/A______________________________________________________________
(4)  Date Filed:
     N/A______________________________________________________________






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


Attached is a copy of a press release issued by National Grid and KeySpan Corporation.


nationalgrid                                                            KEYSPAN


                     NATIONAL GRID AND KEYSPAN CLEAR REVIEW
                       OF HART-SCOTT-RODINO WAITING PERIOD

Westborough,  MA and  Brooklyn,  NY (July 10, 2006) - National  Grid (LSE:  NG.,
NYSE: NGG) and KeySpan Corporation (NYSE: KSE) today announced they cleared review by the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act, a requirement of their proposed merger.

Remaining approvals for the acquisition include clearance under foreign investment laws; authorization by the Federal Energy Regulatory Commission and by the New York Public Service Commission and the New Hampshire Public Utilities Commission.

On February 27, 2006, National Grid and KeySpan announced an agreement for National Grid to acquire KeySpan, which will materially expand the size of National Grid's US operations and create the third-largest gas delivery utility in the United States. The acquisition is a natural extension of National Grid's business and will result in electricity and gas businesses serving nearly eight million customers in the New York State and New England regions.

About National Grid:
--------------------
National Grid is an international energy delivery business with principal activities in the regulated electricity and natural gas industries. In the U.S., National Grid transmits and distributes electricity and natural gas to nearly 4 million customers across 29,000 square miles of Massachusetts, New Hampshire, New York and Rhode Island.

KeySpan will be National Grid's fifth US acquisition. Previously, it had acquired New England Electric System and Eastern Utilities Associates (2000), and Niagara Mohawk (2002). Earlier this year, National Grid announced that it will acquire the Rhode Island gas distribution business of Southern Union Company.

The company owns the high-voltage electricity transmission network in England and Wales and operates the system across Great Britain. It also owns and operates the high-pressure gas transmission system in Britain and, through its natural gas distribution business serves over 11 million meters in homes and businesses in Britain. In addition, it has a number of businesses operating in related areas such as LNG importation, wireless infrastructure for broadcast and telecommunications, property, metering and interconnectors. For more information, visit National Grid's web site at www.nationalgrid.com.

                                     -more-


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


National Grid/KeySpan File FERC Application (cont.)
Pg 2.

About KeySpan:
--------------
A member of the Standard & Poor's 500 Index, KeySpan Corporation (NYSE:KSE) is the fifth largest distributor of natural gas in the United States and the largest in the Northeast, operating regulated gas utilities in New York, Massachusetts, and New Hampshire that serve 2.6 million customers. These customer-focused businesses are complemented by a portfolio of service companies that offer energy-related products, services, and solutions to homes and businesses. KeySpan is also the largest electric generator in New York State, with approximately 6,650 megawatts of generating capacity that provides power to
1.1 million customers of the Long Island Power Authority (LIPA) on Long Island and supplies approximately 25 percent of New York City's capacity needs. KeySpan also operates LIPA's transmission and distribution system under contract to LIPA. In addition to these assets, KeySpan has strategic investments in pipeline transportation, distribution, storage, and production. KeySpan has headquarters in Brooklyn, New England, and Long Island. For more information, visit KeySpan's web site at www.keyspanenergy.com.


Media Contacts:

National Grid
Alberto Bianchetti
315-428-6932

Jackie Barry
508-389-3298

KeySpan
718-403-2503
24-hour pager: 516-824-1241






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Additional Information and Where to Find It
-------------------------------------------

KeySpan intends to file with the Securities and Exchange Commission (the "SEC") a definitive proxy statement and other relevant documents in connection with the proposed acquisition of KeySpan by National Grid. We filed preliminary proxy statements with the SEC on April 28, 2006, June 15, 2006 and June 29, 2006.
Investors and security holders of KeySpan are advised to read the proxy statement and other relevant documents when they become available, as they will contain important information about the transaction. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by KeySpan with the SEC, when they become available, at the SEC's web site at http:/www.sec.gov.

KeySpan and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its security holders in connection with the proposed acquisition. Information concerning the interests of KeySpan's participants in the solicitation is set forth in KeySpan's Annual Report on Form 10-K (filed with the SEC on February 28, 2006), Quarterly Report on Form 10-Q for the period ended March 31, 2006, KeySpan's preliminary proxy statements (filed with the SEC on April 28, 2006, June 15, 2006 and June 29, 2006) and will be set forth in the definitive proxy statement relating to the acquisition when it becomes available.








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